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                                                                     EXHIBIT 8.1


                 [ROGERS & HARDIN LLP LETTERHEAD APPEARS HERE]



                               September 11, 2001



Verso Technologies, Inc.
400 Galleria Parkway
Suite 300
Atlanta, Georgia  30339

         RE: FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED MERGER OF
             TITAN ACQUIRING SUB, INC. WITH AND INTO TELEMATE.NET SOFTWARE, INC.

Ladies and Gentlemen:

         We have acted as counsel to Verso Technologies, Inc., a Minnesota corporation ("Parent"), in connection with the proposed merger (the "Merger") of Titan Acquiring Sub, Inc., a Georgia corporation and wholly-owned subsidiary of Parent ("Titan Acquiring Sub"), with and into Telemate.Net Software, Inc., a Georgia corporation ("Telemate.Net"), pursuant to that certain Agreement and Plan of Merger dated as of May 4, 2001, as amended by that certain First Amendment thereto dated as of June 1, 2001, by and among Parent, Titan Acquiring Sub and Telemate.Net (as so amended, the "Merger Agreement"). In our capacity as counsel to the Parent and as provided in the Merger Agreement, we have been requested to render our opinion regarding the material federal income tax consequences of the Merger.

         We understand that this opinion will be filed as an exhibit to the Registration Statement on Form S-4 (the "Registration Statement") that will be filed by the Parent on the date hereof with the Securities and Exchange Commission relating to the securities that will be issued by the Parent pursuant to the Merger Agreement and that this opinion will be referred to in the Joint Proxy Statement/Prospectus that will be a part of the Registration Statement, including references to this firm in the section thereof entitled "The Telemate.Net Merger - Material Federal Income Tax Consequences." We hereby specifically consent to such uses of and references to this opinion.

         All terms used herein without definition shall have the respective meanings specified in the Merger Agreement and, unless otherwise indicated, all section references herein are to the Internal Revenue Code of 1986, as amended (the "Code").

                             INFORMATION RELIED UPON

         In rendering this opinion, we have examined such documents as we have deemed appropriate, including the Merger Agreement and the Registration Statement. In the course of such examination, we have assumed, with your consent, that all documents submitted to us as photocopies faithfully reproduce the originals thereof, that all such originals are authentic, that all
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Verso Technologies, Inc.
September 11, 2001
Page 2




such documents have been or will be duly executed to the extent required, and that all statements set forth in such documents are accurate. We have also obtained such additional information and representations as we have deemed relevant and necessary through consultations with various representatives of Parent and Telemate.Net. In addition, we have obtained written certificates from the managements of Parent and Telemate.Net to verify certain relevant facts that have been represented to us or that we have assumed in rendering this opinion. With your consent, we have assumed that the representations made in such certificates are true on the date hereof and will be true at the Effective Time, and that such certificates will be re-executed as of the Effective Time by the appropriate officers of Parent and Telemate.Net. In rendering our opinion set forth below, we have also assumed that (i) the Merger will be consummated in accordance with the terms of the Merger Agreement and as described in the Registration Statement and that none of the terms and conditions contained therein will be waived or modified in any respect prior to the Effective Time and (ii) the Registration Statement, the Merger Agreement and the certificates described above reflect all the material facts related to the Merger, Parent and Telemate.Net.

                                     OPINION

         Based upon the foregoing, it is our opinion that:

         1. The Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code; and

         2. No gain or loss will be recognized by Parent or Telemate.Net by reason of the Merger.

         The opinion expressed herein is based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. In addition, such opinion is based solely on the documents that we have examined, the additional information that we have obtained and the representations that have been made to us, and this opinion cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate.

         The opinion expressed herein is limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger.


                               Very truly yours,


                               /s/ Rogers & Hardin
                               -------------------------------------------------
                               ROGERS & HARDIN